BLACKROCK FUNDAMENTAL GROWTH FUND, INC.

Articles Supplementary to Articles of Incorporation
Increasing the Authorized Capital Stock of the Corporation and
Creating an Additional Class of Common Stock

     BLACKROCK FUNDAMENTAL GROWTH FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue One Billion Nine Hundred Million (1,900,000,000) shares of capital stock as follows:

Classes	Number of Authorized Shares

Investor A Common Stock		300,000,000
Investor B Common Stock		500,000,000
Investor C Common Stock		300,000,000
Institutional Common Stock		300,000,000
Class R Common Stock		500,000,000

	Total:	1,900,000,000

All shares of all classes of the Corporation’s capital stock have a par value of Ten Cents ($.10) per share, and an aggregate par value of One Hundred Ninety Million Dollars ($190,000,000).

     SECOND: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation hereby increases the total number of shares of capital stock that the Corporation has authority to issue by Three Hundred Million (300,000,000) shares.

     THIRD: Pursuant to the authority contained in Article IV, paragraph 2 of the Corporation’s charter, the Board of Directors of the Corporation hereby classifies such newly authorized shares as BlackRock Common Stock.

     FOURTH: The preferences, designations, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of BlackRock Common Stock are as follows:

The BlackRock Common Stock shall represent the same interest in the Corporation and have identical preferences, designations, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the Institutional Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation’s charter and further except that:

Expenses related to the account maintenance and distribution of the BlackRock Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

Such account maintenance and distribution expenses borne solely by the BlackRock Common Stock shall be appropriately reflected (in the manner determined by the Board) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

     FIFTH: After the increase in the number of authorized shares of capital stock of the Corporation and classification of such newly authorized shares, the Corporation will have the authority to issue Two Billion Two Hundred Million (2,200,000,000) shares of capital stock as follows:

Classes	Number of Authorized Shares

Investor A Common Stock		300,000,000
Investor B Common Stock		500,000,000
Investor C Common Stock		300,000,000
Institutional Common Stock		300,000,000
Class R Common Stock		500,000,000
BlackRock Common Stock		300,000,000

	Total:	2,200,000,000

After this increase, all shares of all classes of the Corporation’s capital stock will have a par value of Ten Cents ($.10) per share, and an aggregate par value of Two Hundred Twenty Million Dollars ($220,000,000).

     IN WITNESS WHEREOF, BLACKROCK FUNDAMENTAL GROWTH FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Assistant Secretary on February 10, 2010.

BLACKROCK FUNDAMENTAL GROWTH FUND, INC.

By:	/s/ Anne F. Ackerley

Name: Anne F. Ackerley
Title: President and Chief Executive Officer

ATTEST:

/s/ Denis R. Molleur

Name: Denis R. Molleur
Title: Assistant Secretary

     The undersigned, President and Chief Executive Officer of BLACKROCK FUNDAMENTAL GROWTH FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: February 10, 2010	/s/ Anne F. Ackerley

Name: Anne F. Ackerley
Title: President and Chief Executive Officer